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                                                                   EXHIBIT 4.3

                                   Exhibit A


                         [FORM OF WARRANT CERTIFICATE]


                    VOID AFTER 5:00 P.M., LOS ANGELES TIME,
                               ON MARCH 29, 1998


No.    1                                                 2,019,006    Warrants
    -------                                           ---------------

                                  BKLA BANCORP

                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                 THIS CERTIFIES THAT, FOR VALUE RECEIVED, Investors Banking Corporation, an Oregon bank holding company ("Investors Banking Corporation") or its registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from BKLA Bancorp, a corporation incorporated under the laws of the State of California (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and nonassessable share of Common Stock, no par value, of the Company (the "Common Stock"). The Warrants may be exercised on or after March 29, 1995 at any time or from time to time and will expire at 5:00 P.M., Los Angeles time, on March 29, 1998 (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company until the Expiration Date (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at an exercise price (the "Exercise Price") of $.75 per share upon surrender of this Warrant Certificate to the Company at the Company's offices in West Hollywood with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with payment of the Exercise Price by wire transfer or other immediately available funds.

                 The Exercise Price and the number of Warrant Shares for which the Warrants are exercisable are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH BELOW, AND SUCH FURTHER PROVISIONS SHALL


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FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF
THIS CERTIFICATE.

                 This Warrant shall be governed by and construed in accordance with the laws of the State of California.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers.

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DATED:                                 BKLA BANCORP
        --------------------------


                                       By:
                                          --------------------------------

                                       Name:
                                            ------------------------------

                                       Title:
                                             -----------------------------

ATTEST:


By
  --------------------------------
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                 This Warrant Certificate is subject to all of the terms and conditions of the Warrant Agreement, dated as of March 29, 1995 (the "Warrant Agreement"), between the Company and Investors Banking Corporation, to all of which terms and conditions the registered holder of the Warrant consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Company and the registered holders of Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the offices of the Company or may be obtained upon written request addressed to the Company at its offices in Los Angeles, California.

                 The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

                 If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

                 The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in the Company, either at law or in equity, and the rights of the holder are limited to those expressed in the Warrant Agreement.

                 If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

                 Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company and with every other holder of a Warrant Certificate that:

                          (i)     this Warrant Certificate is transferable on
the registry books of the Company only upon the terms and conditions set forth in the Warrant Agreement and

                          (ii)    the Company may deem and treat the person in
whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company) for all purposes whatever and the Company shall not be affected by any notice to the contrary.


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                              ELECTION TO PURCHASE

                      Dated:  _____________________, 19___

                 The undersigned hereby irrevocably exercises this Warrant to purchase ___________ shares of Common Stock and herewith makes payment of $_______________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest herein to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

Name: _________________________________________________________________________
                                 (Please Print)

Address: ______________________________________________________________________

City, State and Zip Code ______________________________________________________

If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.

Name: _________________________________________________________________________
                                 (Please Print)

Address: ______________________________________________________________________

City, State and Zip Code ______________________________________________________

Taxpayer Identification or Social Security Number  ____________________________

         Signature  _____________________________

NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


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